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                                                                    Exhibit 10.1


                         COSI, INC. STOCK INCENTIVE PLAN
                            (As Amended and Restated)



                                    ARTICLE 1
                                    The Plan

         1.1. Name. The name of this Plan is the Cosi, Inc. Stock Incentive
Plan.

         1.2 Purpose and Scope. (a) The purposes of the Plan are to (i) attract and retain the best available personnel for positions of substantial responsibility, (ii) encourage ownership of the Company's common stock by key employees of the Company (and any current or future Parent or Subsidiary), and
(iii) promote the Company's business success by creating a long-term mutuality of interests between Plan participants and the Company's shareholders.

                  (b) The Plan provides for the granting of Incentive Stock Options, Nonqualified Stock Options and SARs. Grants can be made to both Employees and Consultants.

         1.3 Effective Date and Duration of Plan. This Plan is effective for a seven-year period commencing on January 1, 1997, and ending on December 31, 2003, provided that any options which are granted under the Plan prior to the termination date shall continue to be exercisable in accordance with the terms of the option agreement after that date.

                                    ARTICLE 2
                                   Definitions

         Capitalized terms in this Plan shall have the following meanings (unless the context plainly requires that a different meaning apply):

         2.1 Act. The Securities Act of 1933, as amended from time to time, or any replacement legislation.

         2.2 Board. The Board of Directors of the Company.
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         2.3 Code. The Internal Revenue Code of 1986, as amended from time to time, or any replacement legislation.

         2.4 Common Stock. The common stock of Cosi, Inc.

         2.5 Company. Cosi, Inc. and any successor to such corporation, whether by merger, consolidation, liquidation or otherwise.

         2.6 Consultant. Any person engaged by the Company (or any Parent or Subsidiary) as a non-Employee service provider pursuant to the terms of a written contract or otherwise.

         2.7 Disability. Permanent and total disability within the meaning of
Section 22(c)(3) of the Code.

         2.8 Employee. All persons employed by the Company or any Parent or Subsidiary, including officers, whether full-time or part-time.

         2.9 Exchange Act. The Securities Exchange Act of 1934, as amended from time to time, or any replacement legislation.

         2.10 Fair Market Value. The closing price per share of Common Stock on the National Association of Securities Dealers Automated Quotation ("NASDAQ") System or nationally recognized securities exchange on which the stock is listed. If the stock is not listed on a generally recognized securities exchange or the NASDAQ system, Fair Market Value shall be determined by the Board in good faith, using such criteria as the Board may, in its sole discretion, deem appropriate.

         2.11 Incentive Stock Option. Any stock option granted under this Plan which is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

         2.12 Nonqualified Stock Option. Any stock option granted under this Plan which is not intended to qualify as an Incentive Stock Option.

         2.13 Optioned Shares. Those Shares subject to a stock option granted pursuant to this Plan.


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         2.14 Optionee. An individual who has received a stock option or SAR pursuant to this Plan.

         2.15 Parent. A parent corporation, whether now or hereafter existing, within the meaning of Section 424(e) of the Code.

         2.16 Plan. The Cosi, Inc. Stock Incentive Plan, as amended from time to time.

         2.17 Share. One share of the Company's Common Stock, as adjusted in accordance with Section 5.7 of this Plan.

         2.18 SAR. A stock appreciation right which entitles the holder upon exercise of that right to the product of (a) the excess of the Fair Market Value of one Share on the date of exercise over the price per share established by Board (in its sole discretion) for the grant and (b) the number of Shares subject to the grant, payable in either Shares, cash or a combination of the two, as provided in Section 5.4(b).

         2.19 Subsidiary. A subsidiary corporation, whether now or hereafter existing, within the meaning of Section 424(f) of the Code.


                                    ARTICLE 3
                               Plan Administration

         3.1 Administration. (a) The Plan shall be administered by the Board. The Board shall have full discretion to administer and interpret the Plan and to adopt such rules, regulations, and procedures as it deems necessary or advisable. The Board may engage a qualified brokerage or other financial services firm to assist it in the administration of the Plan, including, without limitation, the tracking of disqualifying dispositions under the Code, whether through a separately established brokerage account or otherwise, of Shares that are issued upon the exercise of options granted under the Plan so that the Company may capture any related tax benefit to which it may be entitled.

                  (b) Records shall be kept of any actions taken by the Board. A majority of the Board shall constitute a quorum at any meeting. Any acts approved either (1) by all the members present at any meeting at which there is a quorum or (2) in writing by all members of the Board, shall be deemed to be acts of the Board for purposes of this Plan.


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                  (c) The Board may delegate any or all of its powers and duties hereunder to one or more (1) committees consisting of such members of the Board as it may designate, or (2) employees of the Company. The interpretation of, and all actions taken under, the Plan by the Board or its delegate shall be final, binding, and conclusive on all interested parties, including the Company, its shareholders, and all former, present, and future Employees and Consultants. The Board may, as to questions of accounting, rely conclusively upon any determinations made by independent public accountants of the Company.


                                    ARTICLE 4
                             Eligibility For Grants

         4.1 Eligibility and Terms of Grants. The Board shall have full discretionary authority to determine the persons eligible to receive a stock option or SAR, the time or times at which the Optioned Shares may be purchased or SARs may be exercised, and whether all of the options or SARs may be exercised at one time or in increments.

         4.2 Granting of Options. (a) The granting of any option or SAR shall be entirely in the discretion of the Board and nothing in the Plan shall be construed as giving any Employee or Consultant any right to participate under this Plan or to receive any option or right under it.

                  (b) The Board may, in its sole discretion, accept the cancellation of outstanding stock options or SARs in return for the grant of new stock options or SARs for the same or different number and at the same or different option price.

                                    ARTICLE 5
                               General Provisions

         5.1 Stock Subject to Plan. Subject to the provisions of Section 5.7, the maximum number of Shares which may be issued and used in payment of exercised SARs or for which options may be granted pursuant to this Plan is 8,900,000. Shares subject to any unexercised option granted under this Plan which has expired or terminated shall again become available under this Plan. The Shares which may be issued or delivered under the Plan may, as determined by the Board from time to time in its sole discretion, be authorized but unissued shares, reacquired shares or both.


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         5.2 Term and Expiration of Options. Each option or SAR granted under this Plan shall be in writing, shall be subject to such amendment or modification from time to time as the Board may deem necessary or appropriate to comply with or take advantage of applicable laws or regulations, and may, in addition to such other terms as the Board may include, provide:

                  (a) that, subject to Section 5.2(b), the option or SAR may be exercised only by the Optionee or Optionee's personal representative;

                  (b) that no option or SAR shall be transferable by the Optionee or by operation of law other than by will of, or by the laws of descent and distribution applicable to, a deceased Optionee and that the option or SAR and any and all rights granted to the Optionee thereunder and not previously exercised shall automatically terminate and expire upon any sale, transfer, or hypothecation or any attempted sale, transfer, or hypothecation of such rights or upon the bankruptcy or insolvency of the Optionee or Optionee's estate:

                  (c) that subject to the foregoing provisions, an option or SAR may be exercised at different times for portions of the total number of Shares which have vested, provided that no option or SAR may be exercised for a fraction of a Share;

                  (d) that no Optionee shall have the right to receive any dividend on or to vote or exercise any right in respect to any Shares unless and until the certificates for such Shares have been issued to such Optionee;

                  (e) that the option or SAR shall expire at the earliest of the following:

                           (1) the date specified in the agreement;

                           (2) with respect to any Employee:

                                             (i) three (3) months after
                                    voluntary or involuntary termination of
                                    Optionee's employment other than termination as described in subparagraphs (ii) or (iii) below;

                                             (ii) upon the discharge of Optionee
                                    for dishonesty, gross negligence willful misconduct, or conduct that adversely affects the interests of the Company (or any Parent or Subsidiary); or

                                             (iii) twelve (12) months after
                                    Optionee's death or Disability.


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                  (f) that, to the extent an option provides for the vesting thereof in increments, such vesting shall cease as of the date of the Optionee's death, Disability, or, ceases to be an Employee or Contractor (as applicable);

                  (g) that, in the case of any Employee, the terms of the option shall not be affected by any changes of duties or position so long as the Optionee shall continue to be employed by the Company or a Parent or Subsidiary.

         5.3 Notice of Intent to Exercise Option or SAR. An option or SAR granted under the Plan may be exercised in whole or in part by notifying the Company (or its designee) in the manner and upon the terms as may be provided in the Optionee's agreement.

         5.4 Exercise of Option or SAR. (a) Upon receipt by the Company (or its designee) of the notice provided in Section 5.3, an option shall deemed to be exercised as to the number of Shares specified in such notice and Shares in that amount shall be issued to the Optionee upon payment to the Company of the amount specified in Section 6.2 or 7.5, whichever is applicable. Payment of the option purchase price shall be made in cash (or cash equivalent) in United States dollars, and may (as permitted by the Company's in its sole discretion) be done in accordance with any procedures for a "cashless exercise" established by the Company or permitted under the Optionee's agreement.

                  (b) Upon receipt by the Company (or its designee) of the notice provided in Section 5.3 of the exercise of a SAR, the SAR shall deemed to be exercised as to the number of Shares specified in the notice and the Company shall (as it may determine in its sole discretion) issue to the Optionee either
(1) Shares based on the Fair Market Value on the date of payment (with any fractional Shares to be paid in cash), (2) cash or (3) a combination of Shares and cash, equal in value (in United States dollars) to the amount payable under the SAR. Any cash payment to be made by the Company under this Section may, as determined by the Company in its sole discretion, be payable in installments over a period of no more than 6 months.

         5.5 Buy Out of Outstanding Options and SARs. The Company may, in its sole discretion and without the consent of the Optionee, elect at any time to cancel any option or SAR granted under the Plan. In the event of such an election, the Company shall pay the Optionee (a) in the case of an option, the excess of the Fair Market value of the Optioned Shares as of the date of such election over the option price set forth in the option agreement, and (b) in the case of a SAR, the value of the SAR as of the date of the election. Notice of such an election shall be provided to the Optionee in writing and payment shall be made in cash as soon as feasible after

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the date of the election; provided that, payment may, as determined by the
Company in its sole discretion, be made in installments over a period of not to exceed 6 months.

         5.6 Conversion of Outstanding Options to SARs. The Company may, in its sole discretion and without the consent of the Optionee, elect at any time to convert any option granted under the Plan to a SAR. In the event of such an election, any converted SAR shall remain in effect until the option involved would have expired under the terms of the Optionee's agreement. The value of such a SAR shall be determined using the Fair Market Value of the Shares subject to the option on the date the option was first granted. Notice of such an election shall be provided to the Optionee as soon as feasible after the date of the election.

         5.7 Recapitalization. Subject to any required action by the shareholders of the Company, the aggregate number of Shares for which options may be granted hereunder, the number of Shares covered by any outstanding option or SAR, and the price per Share thereof under each such option or SAR shall be proportionately adjusted for the following: (a) Any dividend or other distribution declared as to Common Stock which is payable in Shares: and (b) an increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or reverse split of shares, recapitalization or other capital adjustment. All fractional Shares or other securities which result from such an adjustment shall be eliminated and not carried forward to any subsequent adjustment.

         5.8 Substitutions and Assumptions. The Board shall have the right to substitute or assume options and SARs in connection with a merger, reorganization, or other "corporate transaction" as that term is defined in and said substitutions and assumptions are permitted by Section 424 of the Code and the regulations thereunder. The number of Shares reserved pursuant to Section
5.1 may be increased without further action by the shareholders by the corresponding number of options assumed and, in the case of a substitution, by the net increase in the number of Shares subject to options before and after the substitution. All fractional Shares or other securities which result from such substitution shall be eliminated and not carried forward to any subsequent substitution.

         5.9 Withdrawal. An Optionee may at any time elect in writing to abandon an option or SAR with respect to the number of Shares as to which the option or SAR shall not have been exercised.


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         5.10 Compliance with Applicable Laws and Articles of Incorporation. (a)
The Company shall have the right to place appropriate legends upon the certificate for any Shares issued pursuant to this Plan and take such other acts as it may deem necessary or appropriate to ensure that the issuance of Optioned Shares or the exercise of a SAR complies with applicable provisions of state and federal securities laws.

                  (b) The Company shall not be obligated to issue Shares under any option or in payment of any SAR granted under this Plan that would violate any law. Each Optionee may be required to make representations, enter into restrictive agreements, or take such other actions as may be deemed necessary or appropriate by the Company to ensure compliance with applicable law and the Company's Articles of Incorporation and By-laws.

                                    Article 6
                  Special Rules for Nonqualified Stock Options

         6.1 Option Price. The purchase price of Shares subject to a Nonqualified Stock Option shall be determined by the Board at the time the option is granted; provided, that the purchase price shall not be less than 85% of the Fair Market Value of such Shares on the date of the grant.

         6.2 Payment Upon Exercise of Option. The amount to be paid by the Optionee upon exercise of a Nonqualified Stock Option shall be the full purchase price for the Shares involved provided in the option agreement, together with the amount of any required federal, state, and local tax withholding (as determined by the Company in its sole discretion). The Company may, in its sole discretion, permit an Optionee to elect to pay the required tax withholding by having the Company withhold Shares having a Fair Market Value at the time of exercise equal to the amount required to be withheld. An election by an Optionee to have shares withheld for this purpose will (together with such additional restrictions as the Company may impose) be subject to the following:

                  (a) If an Optionee has received multiple option grants, a separate election must be made for each grant;

                  (b) The election must be made prior to the date the option is exercised;

                  (c) The election will be irrevocable;


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                  (d)  The election may be rejected by the Company; and

                  (e) If the Optionee is subject to the insider trading rules of
Section 16 of the Exchange Act, the election may not be made within six months following the grant of the option.

                                    Article 7
                    Special Rules for Incentive Stock Options

         7.1 Conformance With Code Requirements. Incentive Stock Options granted under this Plan shall conform to, be governed by, and be interpreted in accordance with Section 422 of the Code and any regulations thereunder including, without limitation, those provisions of Section 422 of the Code that prohibit an option by its terms to be exercisable after ten (10) years from the date that it was granted. Only Employees may be granted Incentive Stock Options. To the extent that any option granted as an Incentive Stock Option fails to conform to the applicable requirements, it shall be treated and honored by the Company as a Nonqualified Stock Option.

         7.2 Option Price. The purchase price of each Share optioned under the Incentive Stock Option provisions of this Plan shall be determined by the Board in its sole discretion but shall, in no event, be less than the Fair Market Value on the date of grant.

         7.3 Limitation on Amount of Incentive Stock Option. The aggregate Fair Market Value (determined on the date of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time during any calendar year under all plans of the Company (and any Parent or Subsidiary) shall not exceed $100,000 (or such other limit as may be established by law from time to time).

         7.4 Limitation on Grants to Substantial Shareholders. An Employee may not, immediately prior to the grant of an Incentive Stock Option hereunder, own stock in the Company representing more than ten percent (10%) of the voting power of all classes of stock of the Company unless the per share option price specified by the Board for the Incentive Stock Options granted such an Employee is at least one hundred ten percent (110%) of the Fair Market Value of the Company's stock on the date of grant and such option, by its terms, is not exercisable after the expiration of five (5) years from the date such option is granted. For purposes of this limitation, Section 424(d) of the Code governs the attributes of stock ownership.


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         7.5 Payment upon Exercise of Option. The amount to be paid by the
Optionee upon exercise of an Incentive Stock Option shall be the full purchase price thereof provided in the option.

                                    Article 8
                            Amendment and Termination

         8.1 Amendment. (a) The Board shall have the right to amend the Plan at any time and from time to time; provided, that no such amendment of the Plan shall, without stockholder approval, be effective if stockholder approval of the amendment is required at such time to qualify for any available exemption from
Section 16 of the Exchange Act or by any other applicable law, regulation, rule of order.

                  (b) No amendment may be made that would cause stock options or SARs under the Plan not to qualify for exemption under Section 16.

                  (c) No amendment of the Plan shall, without the written consent of the holder of a stock option or SAR awarded under the Plan prior to the date of the amendment or termination adversely affect the rights of such holder with respect to such option or SAR (except to the extent necessary to comply with any applicable law, regulation, rule or order).

                  (d) Notwithstanding anything herein or in any stock option agreement to the contrary, the Board shall have the power to amend the Plan in any manner deemed necessary or advisable for stock options or SARs granted under the Plan to qualify for any exemption provided under Section 16 and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding stock options previously granted under the Plan. In the event of such an amendment to the Plan, the holder of any stock option SAR outstanding under the Plan shall, upon request of the Board and as a condition for exercising of such option or SAR, execute a conforming amendment in the form prescribed by the Board to the stock option or SAR agreement within such reasonable period of time as the Board shall specify in such request.

                  (e) Any Amendment which has not been timely approved by Company shareholders as provided in Section 422 of the Code shall not be effective solely for purposes of granting Incentive Stock Options under the Plan and any option affected by or granted pursuant to such an amendment shall be treated as a Nonqualified Stock Option to the extent such option does not qualify as an Incentive Stock Option.


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         8.2 Termination. The Board shall have the right to terminate the Plan at any time; provided, that no such termination shall terminate any outstanding stock option or SAR previously granted under the Plan or adversely affect the rights of such holder without his or her written consent. No new options or SARs may be granted under the Plan on or after the date of termination.

                                    Article 9
                        Foreign Employees and Consultants

         9.1 Option Grants to Foreign Nationals. The Board may grant Options and SARs may be granted under this Plan to eligible Employees or Consultants who are foreign nationals on such additional or different terms and conditions as may in the judgment of the Board, in its sole discretion, be necessary or appropriate to comply with the provisions of any applicable laws of a foreign country.


                                   Article 10
                                  Miscellaneous

         10.1 Registration, listing and Qualification of Shares. Each option shall be subject to the requirement that if at any time the Board shall determine that the registration, listing, or qualification of the Shares covered thereby upon any securities exchange or under any foreign, federal, state, or local law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the purchase of Shares thereunder, no such option may be exercised unless and until such registration, listing, qualification, consent, or approval shall have been effected or obtained free of any condition not acceptable to the Company. Any person exercising an option shall make such representations and agreements and furnish such information as the Board or the Company may request to assure compliance with the foregoing or any other applicable legal requirements.

         10.2 No Rights To Continued Employment; No Restrictions. Neither this Plan nor any action taken hereunder shall be construed as giving any Employee or Consultant any right to be retained in the employee of the Company or any Parent or Subsidiary. Nothing in this Plan shall restrict the Company's rights to adopt other option plans pertaining to any or all of the Employees

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or Consultants covered under this Plan or other Employees or Consultants not covered under this Plan.

         10.3 Costs And Expenses. Except as provided herein, all costs and expenses of administering the Plan shall be paid by the Company.

         10.4 Plan Unfunded. This Plan shall be unfunded. Except for the Board's reservation of a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any grant under the Plan.

         10.5 Government Regulations. The rights of Optionees and the obligations of the Company hereunder shall be subject to all applicable laws, rules, and regulations and to such approvals as may be required by any governmental agency.

         10.6 Proceeds From Sale of Stock. Proceeds of the purchase of Optioned Shares by an Optionee may be used by the Company for any business purpose.

         10.7 Governing Law. This Plan shall be governed by and construed in accordance with the laws of the state of New York.

         10.8 Invalidity. If any provision of the Plan shall be held invalid or unlawful for any reason, such event shall not affect or render invalid or unenforceable the remaining provisions of the Plan.


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